Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Concentra Group Holdings Parent, Inc. Announces Results

For Its Third Quarter Ended September 30, 2024 and Cash Dividend

ADDISON, TEXAS — October 31, 2024 — Concentra Group Holdings Parent, Inc. (“Concentra,” “we,” “us,” or “our”) (NYSE: CON) today announced results for its third quarter ended September 30, 2024, and the declaration of a cash dividend.

“We had a successful quarter and made significant progress on key strategic initiatives and our separation from Select Medical. I am proud of our results, solid execution, and our colleagues’ continued dedication to delivering quality patient-centric care,” said Keith Newton, Chief Executive Officer of Concentra.

Matt DiCanio, President & Chief Financial Officer, added “We expanded our footprint in new and existing areas and achieved some of our highest patient satisfaction scores. With our robust development pipeline and proven operating model, we are confident in our ability to meet our strategic business objectives and are well positioned for continued growth through the rest of the year and into 2025.”

Third Quarter 2024 Highlights

For the third quarter ended September 30, 2024 and 2023

•	Revenue of $489.6 million, an increase of 3.3% from $474.0 million in Q3 2023

•	Net Income of $45.8 million, and Earnings per Share of $0.37 in Q3 2024

•	Adjusted EBITDA of $101.6 million, an increase of 2.7% from $98.9 million in Q3 2023

•	Cash balance of $136.8 million and net leverage of 3.7x

•	Patient Visits of 3,258,605, or 50,916 Visits per Day in the quarter, a decrease in Visits per Day of 2.2% from Q3 2023

•	Revenue per Visit of $141.42, an increase of 3.9% from $136.11 in Q3 2023

•	Total occupational health centers of 549, compared to 539 at end of Q3 2023

•	Total onsite health clinics of 156, compared to 145 at end of Q3 2023

Third Quarter 2024 Financial Overview

For the third quarter ended September 30, 2024, revenue increased 3.3% to $489.6 million, compared to $474.0 million for the same quarter, prior year. Income from operations increased 6.5% to $86.2 million for the third quarter ended September 30, 2024, compared to $80.9 million for the same quarter, prior year. Net income was $45.8 million and earnings per common share was $0.37 for the third quarter ended September 30, 2024. Adjusted EBITDA increased 2.7% to $101.6 million for the third quarter ended September 30, 2024, compared to $98.9 million for the same quarter, prior year. The Adjusted EBITDA margin was 20.7% for the third quarter ended September 30, 2024, compared to 20.9% for the same quarter, prior year. The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table X of this release.

Year to Date September 30, 2024 Financial Overview

For the nine months ended September 30, 2024, revenue increased 2.7% to $1,435.2 million, compared to $1,397.3 million for the same period, prior year. Income from operations increased 3.1% to $245.7 million for the nine months ended September 30, 2024, compared to $238.3 million for the same period, prior year. Net income was $149.1 million and earnings per common share was $1.32 for the nine months ended September 30, 2024. Adjusted EBITDA increased 2.1% to $299.3 million for the nine months ended September 30, 2024, compared to $293.0 million for the same period, prior year. The Adjusted EBITDA margin was 20.9% for the nine months ended September 30, 2024, compared to 21.0% for the same period, prior year. The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table X of this release.

Balance Sheet

As of September 30, 2024, Concentra’s balance sheet reflected cash of $136.8 million, total debt of $1,482.3 million and total assets of $2,481.0 million.

Cash Flow

Cash flows provided by operating activities in the third quarter ended September 30, 2024 totaled $65.9 million compared to $58.6 million for the same quarter, prior year. During the third quarter ended September 30, 2024, capital expenditures totaled $15.1 million, excluding acquisitions.

Dividend

On October 28, 2024, Concentra’s Board of Directors declared a cash dividend of $0.0625 per share. The dividend will be payable November 22, 2024, to stockholders of record as of the close of business on November 13, 2024.

There is no assurance that future dividends will be declared. The declaration and payment of dividends in the future are at the discretion of Concentra’s Board of Directors after taking into account various factors, including, but not limited to, Concentra’s financial condition, operating results, available cash and current and anticipated cash needs, the terms of Concentra’s indebtedness, and other factors Concentra’s Board of Directors may deem to be relevant.

Business Outlook

Concentra is issuing its 2024 business outlook. Concentra expects revenue to be approximately $1.9 billion, Adjusted EBITDA to be in the range of $370.0 million to $375.0 million, capital expenditures to be in the range of $65.0 million to $70.0 million and our net leverage ratio to be in the range of 3.5 to 3.6x. A reconciliation of full year 2024 Adjusted EBITDA expectations to net income is presented in table XII of this release.

Initial Public Offering and Debt Transactions

On July 26, 2024, Concentra completed an initial public offering (“IPO”) of 22,500,000 shares of its common stock, par value $0.01 per share, at an initial public offering price of $23.50 per share for net proceeds of $499.7 million after deducting underwriting discounts and commission of $29.1 million. In addition, the underwriters exercised the option to purchase an additional 750,000 shares of the Company’s common stock for net proceeds of $16.7 million after deducting underwriting discounts and commission of $1.0 million. Concentra shares began trading on the New York Stock Exchange under the symbol “CON” on July 25, 2024. In connection with the offering, Concentra Health Services, Inc. (“CHSI”), a wholly-owned subsidiary of Concentra, entered into certain financing arrangements which include Credit Facilities and $650.0 million aggregate principal amount of 6.875% Senior Notes due 2032 (the “Notes”). The Notes are unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Concentra and certain of its wholly-owned subsidiaries. The Credit Facilities consist of an $850.0 million Term Loan and a $400.0 million Revolving Credit Facility. The Revolving Credit Facility was undrawn at the time of closing. The Term Loan matures on July 26, 2031 and has an interest rate of Term SOFR plus 2.25%, subject to a leverage-based pricing grid. The Revolving Credit Facility matures on July 26, 2029 and has an interest rate of Term SOFR plus 2.50%, subject to a leverage-based pricing grid.

The net proceeds of the IPO and the debt financing transactions, except for $34.7 million, were paid to Select Medical Corporation through the issuance of a dividend and the repayment of promissory notes.

Company Overview

Concentra is the largest provider of occupational health services in the United States by number of locations, with the mission of improving the health of America’s workforce, one patient at a time. Our 11,000 colleagues and affiliated physicians and clinicians support the delivery of an extensive suite of services, including occupational and consumer health services and other direct-to-employer care, to more than 50,000 patients each day on average across 45 states at our 549 occupational health centers, 156 onsite health clinics at employer worksites, and Concentra Telemed as of September 30, 2024.

Conference Call

Concentra will host a conference call regarding its third quarter results and its business outlook on Friday, November 1, 2024, at 10:30 am ET. The conference call will be a live webcast and can be accessed at Concentra Group Holdings Parent, Inc.’s website at www.concentra.com and a replay of the webcast will be available shortly after the call through the same link.

For listeners wishing to dial-in via telephone, or participate in the question and answer session, you may pre-register for the call at Concentra Earnings Call Registration to obtain your dial-in number and unique passcode.

* * * * *

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), including statements related to Concentra’s 2024 and long-term business outlook. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:

•	The frequency of work-related injuries and illnesses;

•	The adverse changes to our relationships with employer customers, third-party payors, workers’ compensation provider networks or employer services networks;

•	Changes to regulations, new interpretations of existing regulations, or violations of regulations;

•	State fee schedule changes undertaken by state workers’ compensation boards or commissions and other third-party payors;

•	Our ability to realize reimbursement increases at rates sufficient to keep pace with the inflation of our costs;

•	Labor shortages, increased employee turnover or costs, and union activity could significantly increase our operating costs;

•	Our ability to compete effectively with other occupational health centers, onsite health clinics at employer worksites, and healthcare providers;

•	A security breach of our, or our third-party vendors’, information technology systems which may cause a violation of HIPAA and subject us to potential legal and reputational harm;

•	Negative publicity which can result in increased governmental and regulatory scrutiny and possibly adverse regulatory changes;

•	Litigation and other legal and regulatory proceedings in the course of our business that could adversely affect our business and financial statements and the effects of claims asserted against us could subject us to substantial uninsured liabilities;

•	Acquisitions may use significant resources, may be unsuccessful, and could expose us to unforeseen liabilities;

•	Our exposure to additional risk due to our reliance on third parties in many aspects of our business;

•	Compliance with applicable laws regarding the corporate practice of medicine and therapy and fee-splitting;

•	Our facilities are subject to extensive federal and state laws and regulations relating to the privacy of individually identifiable information;

•	Compliance with applicable data interoperability and information blocking rule;

•	Facility licensure requirements in some states are costly and time-consuming, limiting or delaying our operations;

•	Our ability to adequately protect and enforce our intellectual property and other proprietary rights;

•	Adverse economic conditions in the U.S. or globally;

•	Any negative impact on the global economy and capital markets resulting from other geopolitical tensions;

•	Our ability to maintain satisfactory credit ratings;

•	The inability to execute on the separation from Select Medical;

•	The risk of disruption or unanticipated costs in connection with the separation;

•	Our ability to succeed as a standalone publicly traded entity;

•	Restrictions on our business, potential tax and indemnification liabilities and substantial charges in connection with the separation, the distribution and related transactions;

•	The negative impact of public threats such as a global pandemic or widespread outbreak of an infectious disease similar to the COVID-19 pandemic;

•	The loss of key members of our management team and our ability to attract and retain talented, highly skilled employees and a diverse workforce, and on the succession of our senior management; and,

•	Changes in tax laws or exposures to additional tax liabilities.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance.

Investor inquiries:

Bill Chapman

Vice President, Strategy & Investor Relations

972-725-6488

ir@concentra.com

SOURCE: Concentra Group Holdings Parent, Inc.

I. Condensed Consolidated Statements of Operations

For the Third Quarter Ended September 30, 2024 and 2023

(In thousands, except per share amounts, unaudited)

	2024	2023	% Change
Revenue	$489,638	$473,964	3.3%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	351,103	336,812	4.2
General and administrative, exclusive of depreciation and amortization (1)	37,088	38,245	(3.0)
Depreciation and amortization	15,213	17,959	(15.3)
Total costs and expenses	403,404	393,016	2.6
Income from operations	86,234	80,948	6.5
Other income and expense:
Interest expense on related party debt	(2,691)	(11,255)	N/M
Interest expense	(21,369)	(64)	N/M
Income before income taxes	62,174	69,629	(10.7)
Income tax expense	16,415	15,205	8.0
Net income	45,759	54,424	(15.9)
Less: Net income attributable to non-controlling interests	1,421	1,318	7.8
Net income attributable to Concentra	$44,338	$53,106	(16.5)%
Basic and diluted earnings per common share:(2)	$0.37	$0.51

(1)	Includes the shared service fee from related party of $3.8 million and $3.6 million for the third quarter ended September 30, 2024 and 2023, respectively.

(2)	Refer to table III for calculation of earnings per common share.

N/M       Not meaningful

II. Condensed Consolidated Statements of Operations

For the Nine Months Ended September 30, 2024 and 2023

(In thousands, except per share amounts, unaudited)

	2024	2023	% Change
Revenue	$1,435,151	$1,397,341	2.7%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	1,027,366	994,726	3.3
General and administrative, exclusive of depreciation and amortization (1)	110,825	109,898	0.8
Depreciation and amortization	51,568	54,552	(5.5)
Total costs and expenses	1,189,759	1,159,176	2.6
Other operating income	284	151	88.1
Income from operations	245,676	238,316	3.1
Other income and expense:
Equity in losses of unconsolidated subsidiaries	(3,676)	(526)	598.9
Interest expense on related party debt	(21,980)	(33,831)	N/M
Interest expense	(21,275)	(108)	N/M
Income before income taxes	198,745	203,851	(2.5)
Income tax expense	49,648	47,964	3.5
Net income	149,097	155,887	(4.4)
Less: Net income attributable to non-controlling interests	4,066	3,775	7.7
Net income attributable to Concentra	$145,031	$152,112	(4.7)%
Basic and diluted earnings per common share:(2)	$1.32	$1.46

(1)	Includes the shared service fee from related party of $11.5 million and $11.0 million for the nine months ended September 30, 2024 and 2023, respectively.

(2)	Refer to table III for calculation of earnings per common share.

N/M       Not meaningful

III. Earnings per Share

For the Three and Nine Months Ended September 30, 2024 and 2023

(In thousands, except per share amounts, unaudited)

At September 30, 2024, the Company’s capital structure consists of common stock. There were no participating shares or securities outstanding during the three and nine months ended September 30, 2024.

The following table sets forth the computation of earnings per share (“EPS”) in 2024:

	Three Months Ended September 30, 2024			Nine Months Ended September 30, 2024
	Net Income Attributable to Concentra	Shares(1)	Basic and Diluted EPS	Net Income Attributable to Concentra	Shares(1)	Basic and Diluted EPS

	(in thousands, except for per share amounts)
Common shares	$44,338	120,765	$0.37	$145,031	109,691	$1.32

At September 30, 2023, the Company’s capital structure included Class A, B and C units outstanding and unvested restricted interests and outstanding options. To calculate EPS for the three and nine months ended September 30, 2023, Concentra applied the two-class method because its unvested restricted interests and outstanding options are participating securities.

The following table sets forth the net income attributable to the Company, its units outstanding, and its participating units outstanding:

	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
	(in thousands)
Net income	$54,424	$155,887
Less: Net income attributable to non-controlling interests	1,318	3,775
Net income attributable to Concentra	53,106	152,112
Less: Distributed and undistributed income attributable to participating shares	66	356
Distributed and undistributed income attributable to outstanding shares	$53,040	$151,756

The following table sets forth the computation of EPS in 2023, under the two-class method:

	Three Months Ended September 30, 2023			Nine Months Ended September 30, 2023
	Net Income Allocation	Shares (1)(2)	Basic and Diluted EPS	Net Income Allocation	Shares (1)(2)	Basic and Diluted EPS

	(in thousands, except for per share amounts)
Outstanding Class A, Class B, and Class C shares	$53,040	104,035	$0.51	$151,756	103,980	$1.46
Participating shares	66	130	$0.51	356	244	$1.46
Total Company	$53,106			$152,112

(1)	The recapitalization of the members units into common shares has been treated as such for earnings per share purposes and has been reflected retrospectively for all periods, along with the one for 4.295 reverse stock split.

(2)	Represents the weighted average units outstanding during the period.

IV. Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	September 30, 2024	December 31, 2023
Assets
Current Assets:
Cash	$136,822	$31,374
Accounts receivable	232,202	216,194
Other current assets	40,933	46,850
Total Current Assets	409,957	294,418
Operating lease right-of-use assets	430,133	397,852
Property and equipment, net	191,099	178,370
Goodwill	1,234,707	1,229,745
Identifiable intangible assets, net	209,171	224,769
Other assets	5,975	8,406
Total Assets	$2,481,042	$2,333,560
Liabilities and Equity
Current Liabilities:
Payables and accruals	$177,620	$196,879
Due to related party	7,753	3,354
Current operating lease liabilities	74,411	72,946
Current portion of long-term debt and notes payable	9,737	1,455
Total Current Liabilities	269,521	274,634
Non-current operating lease liabilities	391,037	357,310
Long-term debt, net of current portion	1,472,610	3,291
Long-term debt with related party	—	470,000
Non-current deferred tax liability	22,454	23,364
Other non-current liabilities	24,188	27,522
Total Liabilities	2,179,810	1,156,121
Redeemable non-controlling interests	18,122	16,477
Total Equity	283,110	1,160,962
Total Liabilities and Equity	$2,481,042	$2,333,560

V. Condensed Consolidated Statements of Cash Flows

For the Three Months Ended September 30, 2024 and 2023

(In thousands, unaudited)

	2024	2023
Operating activities
Net income	$45,759	$54,424
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,213	17,959
Provision for expected credit losses	11	91
(Gain) loss on sale or disposal of assets	(1)	17
Stock compensation expense	168	—
Amortization of debt discount and issuance costs	750	—
Deferred income taxes	459	(3,314)
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(3,250)	(8,641)
Other current assets	11,276	1,408
Other assets	7,366	640
Accounts payable and accrued liabilities	(11,843)	(3,987)
Net cash provided by operating activities	65,908	58,597
Investing activities
Business combinations, net of cash acquired	(1,821)	—
Purchases of property and equipment	(15,145)	(15,456)
Proceeds from sale of assets	2	3
Net cash used in investing activities	(16,964)	(15,453)
Financing activities
Payments on related party revolving promissory note	(420,000)	(50,000)
Proceeds from term loans, net of issuance costs	836,697	—
Proceeds from 6.875% senior notes, net of issuance costs	637,337	—
Borrowings of other debt	1,604	—
Principal payments on other debt	(3,510)	(1,708)
Exercise of stock options	—	3,340
Repurchase of common shares	—	(5,322)
Distributions to and purchases of non-controlling interests	(1,583)	(1,392)
Proceeds from Initial Public Offering	511,198	—
Dividend to Select	(1,535,683)	—
Contributions from Parent	11,149	2,380
Net cash provided by (used in) financing activities	37,209	(52,702)
Net increase (decrease) in cash and cash equivalents	86,153	(9,558)
Cash and cash equivalents at beginning of period	50,669	33,238
Cash and cash equivalents at end of period	$136,822	$23,680
Supplemental information
Cash paid for interest	$14,709	$11,204
Cash paid for taxes	15,328	17,599

VI. Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2024 and 2023

(In thousands, unaudited)

	2024	2023
Operating activities
Net income	$149,097	$155,887
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,568	54,552
Provision for expected credit losses	70	276
Equity in losses of unconsolidated subsidiaries	3,676	526
Loss on sale or disposal of assets	41	3
Stock compensation expense	500	178
Amortization of debt discount and issuance costs	750	—
Deferred income taxes	(1,159)	(6,579)
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(16,079)	(35,652)
Other current assets	12,500	(8,536)
Other assets	3,149	2,436
Accounts payable and accrued liabilities	(23,150)	(4,953)
Net cash provided by operating activities	180,963	158,138
Investing activities
Business combinations, net of cash acquired	(6,965)	(1,446)
Purchase of customer relationships	—	(4,382)
Purchases of property and equipment	(47,639)	(41,320)
Proceeds from sale of assets	25	23
Net cash used in investing activities	(54,579)	(47,125)
Financing activities
Borrowings from related party revolving promissory note	10,000	—
Payments on related party revolving promissory note	(480,000)	(120,000)
Proceeds from term loans, net of issuance costs	836,697	—
Proceeds from 6.875% senior notes, net of issuance costs	637,337	—
Borrowings of other debt	8,222	5,471
Principal payments on other debt	(7,888)	(5,782)
Exercise of stock options	—	3,340
Repurchase of common shares	—	(5,322)
Distributions to and purchases of non-controlling interests	(4,226)	(4,522)
Proceeds from Initial Public Offering	511,198	—
Dividend to Select	(1,535,683)	—
Contributions from Parent	3,407	1,825
Net cash used in financing activities	(20,936)	(124,990)
Net increase (decrease) in cash and cash equivalents	105,448	(13,977)
Cash and cash equivalents at beginning of period	31,374	37,657
Cash and cash equivalents at end of period	$136,822	$23,680
Supplemental information
Cash paid for interest	$34,221	$33,988
Cash paid for taxes	49,337	50,044

VII. Key Statistics

For the Third Quarter Ended September 30, 2024 and 2023

(unaudited)

	2024		2023	% Change
Facility Count
Number of occupational health centers—start of period	547		540
Number of occupational health centers acquired	1		—
Number of occupational health centers de novos	1		—
Number of occupational health centers closed/sold	—		(1)
Number of occupational health centers—end of period	549		539
Number of onsite health clinics operated—end of period	156		145

Number of patient visits (1)(2)
Workers’ Compensation	1,476,486		1,451,115	1.7%
Employer Services	1,728,720		1,775,181	(2.6)%
Consumer Health	53,399		54,746	(2.5)%
Total	3,258,605		3,281,042	(0.7)%

Visits per day volume
Workers’ Compensation	23,070		23,034	0.2%
Employer Services	27,011		28,177	(4.1)%
Consumer Health	834		869	(4.0)%
Total	50,916	(5)	52,080	(2.2)%

Revenue per visit (1)(3)
Workers’ Compensation	$202.29		$197.05	2.7%
Employer Services	89.55		86.45	3.6%
Consumer Health	137.30		130.82	5.0%
Total	$141.42		$136.11	3.9%

Business Days (4)	64		63

(1)	Excludes onsite clinics.

(2)	Represents the number of visits in which patients were treated at Occupational Health Centers during the periods presented.

(3)	Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated as total patient revenue divided by total patient visits. Revenue per visit as reported includes only the revenue and patient visits in our Occupational Health Centers segment and does not include our Onsite Health Clinics or Other Businesses segments.

(4)	Represents the number of days in which normal business operations were conducted during the periods presented.

(5)	Does not total due to rounding.

VIII. Key Statistics

For the Nine Months Ended September 30, 2024 and 2023

(unaudited)

	2024	2023		% Change
Facility Count
Number of occupational health centers—start of period	544	540
Number of occupational health centers acquired	3	1
Number of occupational health centers de novos	3	—
Number of occupational health centers closed/sold	(1)	(2)
Number of occupational health centers—end of period	549	539
Number of onsite health clinics operated—end of period	156	145

Number of patient visits (1)(2)
Workers’ Compensation	4,364,824	4,276,717		2.1%
Employer Services	5,090,410	5,316,724		(4.3)%
Consumer Health	173,281	173,440		(0.1)%
Total	9,628,515	9,766,881		(1.4)%

Visits per day volume
Workers’ Compensation	22,733	22,391		1.5%
Employer Services	26,513	27,836		(4.8)%
Consumer Health	903	908		(0.6)%
Total	50,149	51,136	(5)	(1.9)%

Revenue per visit (1)(3)
Workers’ Compensation	$198.62	$194.74		2.0%
Employer Services	90.14	86.30		4.4%
Consumer Health	134.62	133.47		0.9%
Total	$140.12	$134.62		4.1%

Business Days (4)	192	191

(1)	Excludes onsite clinics.

(2)	Represents the number of visits in which patients were treated at Occupational Health Centers during the periods presented.

(3)	Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated as total patient revenue divided by total patient visits. Revenue per visit as reported includes only the revenue and patient visits in our Occupational Health Centers segment and does not include our Onsite Health Clinics or Other Businesses segments.

(4)	Represents the number of days in which normal business operations were conducted during the periods presented.

(5)	Does not total due to rounding.

IX. Disaggregated Revenue

For the Three and Nine Months Ended September 30, 2024 and 2023

(In thousands, unaudited)

The following table disaggregates the Company’s revenue for the three and nine months ended September 30, 2024 and 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(in thousands)
Occupational health centers:
Workers' compensation	$298,681	$285,939	$866,952	$832,833
Employer services	154,809	153,473	458,849	458,810
Consumer health	7,332	7,162	23,327	23,150
Other occupational health center revenue	2,239	1,866	6,245	6,538
Total occupational health center revenue	463,061	448,440	1,355,373	1,321,331
Onsite clinics	15,593	15,005	46,989	44,255
Other	10,984	10,519	32,789	31,755
Total revenue	$489,638	$473,964	$1,435,151	$1,397,341

X. Net Income to Adjusted EBITDA Reconciliation

For the Three and Nine Months Ended September 30, 2024 and 2023

(In thousands, unaudited)

The presentation of Adjusted EBITDA is important to investors because Adjusted EBITDA is commonly used as an analytical indicator of performance by investors within the healthcare industry. Adjusted EBITDA is used by management to evaluate financial performance and determine resource allocation for each of our segments. Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America (“GAAP”). Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, income from operations, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying definitions, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

The following table reconciles net income to Adjusted EBITDA for Concentra. Adjusted EBITDA is defined as earnings excluding interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, separation transaction costs, gain (loss) on sale of businesses, and equity in earnings (losses) of unconsolidated subsidiaries.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$45,759	$54,424	$149,097	$155,887
Income tax expense	16,415	15,205	49,648	47,964
Interest expense	21,369	64	21,275	108
Interest expense on related party debt	2,691	11,255	21,980	33,831
Equity in losses of unconsolidated subsidiaries	—	—	3,676	526
Stock compensation expense	168	—	500	178
Depreciation and amortization	15,213	17,959	51,568	54,552
Separation transaction costs (1)	(44)	—	1,569	—
Adjusted EBITDA	$101,571	$98,907	$299,313	$293,046
Adjusted EBITDA margin	20.7%	20.9%	20.9%	21.0%

(1)	Separation transaction costs represent incremental consulting, legal, and audit-related fees incurred in connection with the Company’s planned separation into a new, publicly traded company and are included within general and administrative expenses on the Condensed Consolidated Statements of Operations.

XI. Reconciliation of Earnings per Common Share to Adjusted Earnings per Common Share

For the Three and Nine Months Ended September 30, 2024 and 2023

(In thousands, except per share amounts, unaudited)

Adjusted net income attributable to common shares and adjusted earnings per common share are not measures of financial performance under GAAP. Items excluded from adjusted net income attributable to common shares and adjusted earnings per common share are significant components in understanding and assessing financial performance. Concentra believes that the presentation of adjusted net income attributable to common shares and adjusted earnings per common share are important to investors because they are reflective of the financial performance of Concentra’s ongoing operations and provide better comparability of its results of operations between periods. Adjusted net income attributable to common shares and adjusted earnings per common share should not be considered in isolation or as alternatives to, or substitutes for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because adjusted net income attributable to common shares and adjusted earnings per common share are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, adjusted net income attributable to common shares and adjusted earnings per common share as presented may not be comparable to other similarly titled measures of other companies.

The following tables reconcile net income attributable to common shares and earnings per common share on a fully diluted basis to adjusted net income attributable to common shares and adjusted earnings per common share on a fully diluted basis.

	Three Months Ended September 30,
	2024	Per Share(1)	2023	Per Share(1)
Net income attributable to common shares(1)	$44,338	$0.37	$53,040	$0.51
Adjustments:(2)
Separation transaction costs, net of tax	(30)	(0.00)	—	—
Adjusted net income attributable to common shares	$44,308	$0.37	$53,040	$0.51

	Nine Months Ended September 30,
	2024	Per Share(1)	2023	Per Share(1)
Net income attributable to common shares(1)	$145,031	$1.32	$151,756	$1.46
Adjustments:(2)
Separation transaction costs, net of tax	1,181	0.01	—	—
Adjusted net income attributable to common shares	$146,212	$1.33	$151,756	$1.46

(1)	Net income attributable to common shares and earnings per common share are calculated based on the weighted average common shares outstanding, as presented in table III.

(2)	Adjustments to net income attributable to common shares include estimated income tax and non-controlling interest impacts and are calculated based on the diluted weighted average common shares outstanding. The estimated income tax impact, which is determined using tax rates based on the nature of the adjustment and the jurisdiction in which the adjustment occurred, includes both current and deferred income tax expense or benefit.

XII. Net Income to Adjusted EBITDA Reconciliation

Business Outlook for the Year Ending December 31, 2024

(In millions, unaudited)

The following is a reconciliation of full year 2024 Adjusted EBITDA expectations as computed at the low and high points of the range to the closest comparable GAAP financial measure. Refer to tables X for discussion of Concentra's use of Adjusted EBITDA in evaluating financial performance and for the definition of Adjusted EBITDA. Each item presented in the below table is an estimation of full year 2024 expectations.

	Range
Non-GAAP Measure Reconciliation	Low	High
Net income	169	173
Income tax expense	57	58
Interest expense on related party debt	22	22
Interest expense	48	48
Equity in losses of unconsolidated subsidiaries	4	4
Stock compensation expense	1	1
Depreciation and amortization	67	67
Separation transaction costs (1)	2	2
Adjusted EBITDA	$370	$375